Exhibit 99.1

Universal Insurance Holdings, Inc. Announces Executive Promotions

Jon W. Springer Appointed President and Chief Risk Officer

Stephen J. Donaghy Appointed Chief Operating Officer

Fort Lauderdale, FL, March 15, 2016 – Universal Insurance Holdings, Inc. (NYSE: UVE) today announced executive leadership promotions to leverage the strength of its senior executive team, reflecting the Company’s significant growth in recent years as it has developed from a regional insurer focused on the Florida market to a growing national property and casualty insurance provider with a presence in 16 states. In addition, the promotions help position Universal Insurance to continue to capitalize on the significant growth opportunities in the national homeowners insurance market.

Effective immediately, the Universal Board of Directors has elected Jon W. Springer President and Chief Risk Officer. The Board has also elected Stephen J. Donaghy Chief Operating Officer.

“Both Jon and Steve have had an integral role in Universal’s growth and development over the past 10 years,” said Sean P. Downes, Chairman and Chief Executive Officer. “These promotions represent a further evolution of our management structure to better align our resources with our growing business. On behalf of the Universal Board, I would like to congratulate Jon and Steve on their new appointments.”

Mr. Springer has held several senior leadership positions with increasing responsibility at Universal Insurance, and has been instrumental in the development of the Company’s reinsurance programs and operations. Prior to assuming the positions of President and Chief Risk Officer, Mr. Springer served as Executive Vice President since June 2013 and Chief Operating Officer and a director of the Company since February 2013. Previously, Mr. Springer was Executive Vice President of Blue Atlantic Reinsurance Corporation, a wholly-owned subsidiary of the Company, from March 2008 to February 2013, and Executive Vice President of Universal Risk Advisors, Inc., a wholly-owned subsidiary of the Company, from June 2006 to March 2008. Before joining Universal Risk Advisors, Inc., Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office.

Mr. Donaghy has held key senior leadership roles in the areas of operations, marketing, sales and corporate strategy throughout his career. Prior to assuming the position of Chief Operating Officer, Mr. Donaghy served as the Company’s Chief Marketing Officer, a position he held starting in January 2015. Mr. Donaghy previously served as the Company’s Chief Administrative Officer from February 2013 to June 2015, Chief Information Officer from November 2009 to February 2013 and Executive Vice President from October 2006 to November 2009. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a top 100 Forbes private company in the United States; including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania and Minnesota. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015.

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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